Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	February 3, 2020
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 3, 2020 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2019.

Fourth Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.67

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $1.00

•	Revenues of $220.2 million

Stabilized Portfolio

•	Stabilized portfolio was 94.6% occupied and 97.0% leased at December 31, 2019

•	Signed approximately 244,000 square feet of new or renewing leases, bringing the full year total to 1.8 million square feet

Acquisitions

•
In October, acquired an office campus totaling approximately 152,000 square feet that is 100% leased to creative tenants and is located at 3103-3243 La Cienega Blvd. in the Culver City submarket of Los Angeles for $186.0 million. The company plans to significantly increase the square footage of the campus through redevelopment over time

Dispositions

•
In October, completed the sale of a 272,000 square foot operating property located at 2211 Michelson, the company’s last remaining Orange County property, for gross proceeds of $115.5 million and a gain on sale of operating properties of $29.6 million

Development

•	In October, executed a 12-year lease with Stripe, Inc. for approximately 421,000 square feet of space at Kilroy Oyster Point - Phase I, which is now 100% leased

•
During the quarter, completed construction and commenced GAAP revenue recognition on the second phase of The Exchange on 16th, which represents approximately 30% of the 750,000 square foot development project located in San Francisco’s Mission Bay district. As a result of the completion of the first two phases of the project in 2019, the company was recognizing GAAP revenue on 82% of the project at year-end. The office component of the project, approximately 738,000 square feet, is 100% leased to Dropbox

•
In December, executed a long-term lease with a major technology company for 100% of 9455 Towne Centre Drive, a 160,000 square foot development project in the University Towne Center submarket of San Diego

•
In December, completed the acquisition of a 1.4-acre land site, located at 500 and 600 Olive Way, 601 Stewart Street, 1825 7th Avenue and 1818 16th Avenue, in the central business district of Seattle for a cash purchase price of $133.0 million. The company plans to seek entitlements to develop a mixed-use project over time

Finance

•
During the fourth quarter, executed 12-month forward equity sale agreements under the ATM program for 1,945,906 shares at a weighted average sales price of $82.64. As of the date of this release, the company had not drawn down any portion of the shares sold under these forward equity sale agreements

Full Year 2019 Highlights

•
Achieved a company record in annual leasing, signing 3.5 million square feet of leases, including just over 1.8 million square feet of new or renewal leases in the stabilized portfolio and 1.7 million square feet in the in-process development pipeline

•	Fully leased 333 Dexter, a 635,000 square foot office project in Seattle

•	Fully leased Kilroy Oyster Point, Phase 1, a 656,000 square foot office and life science project in South San Francisco

•	Fully leased 9455 Towne Centre Drive, a 160,000 square foot office project in San Diego

•
Completed construction on 237 of 608 residential units, the first of three phases of the residential development at the company’s One Paseo mixed-use project in the Del Mar submarket of San Diego. Phase I of the residential development was 63% leased as of the date of this release

•	Acquired approximately $359.0 million of operating properties and land

•	Generated gross proceeds of approximately $133.8 million from the company’s capital recycling program through the disposition of non-core assets

•	Issued $500.0 million of 10-year, 3.05% senior unsecured notes

•	Executed 12-month forward equity sale agreements under the ATM program for 3,147,110 shares at a weighted average sales price of $80.08

•	Increased the annual dividend on the company’s common stock by 6.6% to $1.94 per share

•	Maintained industry leadership position in sustainability, including repeat awards from GRESB, NAREIT and the EPA

•	First North American REIT to have made commitment to be carbon neutral operations by year end 2020

•
Selected for inclusion in the 2020 Bloomberg Gender-Equality Index (GEI). The GEI is currently comprised of 325 companies headquartered across 42 countries with a combined market capitalization of over $14 trillion. The GEI measures gender equality across five pillars: female leadership and talent pipeline, equal pay and gender pay parity, inclusive culture, sexual harassment policies, and pro-women brand

Results for the Quarter Ended December 31, 2019
For the fourth quarter ended December 31, 2019, KRC reported net income available to common stockholders of $72.5 million, or $0.67 per share, including a $0.28 per share gain on sale of operating properties, compared to $160.2 million, or $1.58 per share, in the fourth quarter of 2018, including a $1.41 per share gain on sale of operating properties. FFO in the fourth quarter of 2019 was $109.5 million, or $1.00 per share, compared to $81.3 million, or $0.78 per share in the fourth quarter of 2018.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing an initial guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2020 of $4.01 to $4.21 per share with a midpoint of $4.11 per share, reflecting management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of events referenced in this press release.

	Full Year 2020 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$2.01	$2.21

Weighted average common shares outstanding - diluted (1)	109,000	109,000

Net income available to common stockholders	$219,000	$241,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	4,300	4,700
Net income attributable to noncontrolling interests in consolidated property partnerships	20,500	23,500
Depreciation and amortization of real estate assets	233,500	233,500
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(32,000)	(35,000)
Funds From Operations (2)	$445,300	$467,700

Weighted average common shares/units outstanding – diluted (3)	111,000	111,000

Funds From Operations per common share/unit – diluted (2)(3)	$4.01	$4.21

Key 2020 assumptions include:

•	Dispositions of approximately $150.0 million to $300.0 million

•	Same store cash net operating income growth of 6.5% to 7.5%

•	Year-end occupancy of 93.0% to 94.0%

•	Total development spending of approximately $500.0 million to $600.0 million
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See management statement for FFO at end of release.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The company’s guidance estimates for the full year 2020, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal year 2020 during the company’s February 4, 2020 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc200204.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10136114. A replay of the conference call will be available via telephone on February 4, 2020 through February 11, 2020 by dialing (877) 344-7529 and entering passcode 10136114. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At December 31, 2019, the company’s stabilized portfolio totaled approximately 13.5 million square feet of office space located in the coastal regions of Los Angeles, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. The stabilized portfolio was 94.6% occupied and 97.0% leased. In addition, KRC had under construction six projects totaling approximately 2.3 million square feet of office and life science space that were 89% leased and 564 residential units. KRC also had 237 residential units in lease-up, which was 50% leased, and two projects in the tenant improvement phase, The Exchange on 16th, totaling 750,000 square feet, and One Paseo retail, totaling 96,000 square feet, that were both 100% leased.

The company’s commitment and leadership position in sustainability has been recognized by various industry groups across the world.  In December 2019, the company was recognized by GRESB as the sustainability leader in the Americas across all asset classes for the sixth time. Other sustainability accolades include NAREIT’s Leader in the Light award for the past six years and the EPA’s highest honor of ENERGY STAR Partner of the Year Sustained Excellence award for the past four years. The company is listed in the Dow Jones

Sustainability World Index.  At the end of the fourth quarter, the company’s stabilized portfolio was 64% LEED certified and 70% of eligible properties were ENERGY STAR certified under the new scoring methodology. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues (1)	$220,235	$190,842	$837,454	$747,298

Net income available to common stockholders (1)	$72,500	$160,220	$195,443	$258,415

Weighted average common shares outstanding – basic	106,013	100,747	103,201	99,972
Weighted average common shares outstanding – diluted	106,748	101,380	103,849	100,482

Net income available to common stockholders per share – basic (1)	$0.68	$1.59	$1.87	$2.56
Net income available to common stockholders per share – diluted (1)	$0.67	$1.58	$1.86	$2.55

Funds From Operations (1)(2)(3)	$109,518	$81,330	$418,478	$360,491

Weighted average common shares/units outstanding – basic (4)	109,138	103,892	106,342	103,167
Weighted average common shares/units outstanding – diluted (5)	109,872	104,524	106,991	103,677

Funds From Operations per common share/unit – basic (1)(3)	$1.00	$0.78	$3.94	$3.49
Funds From Operations per common share/unit – diluted (1)(3)	$1.00	$0.78	$3.91	$3.48

Common shares outstanding at end of period			106,016	100,747
Common partnership units outstanding at end of period			2,023	2,025
Total common shares and units outstanding at end of period			108,039	102,772

			December 31, 2019	December 31, 2018
Stabilized office portfolio occupancy rates: (6)
Greater Los Angeles			95.2%	95.1%
Orange County			N/A	89.6%
San Diego County			89.7%	89.3%
San Francisco Bay Area			95.0%	96.4%
Greater Seattle			97.7%	93.6%
Weighted average total			94.6%	94.4%

Total square feet of stabilized office properties owned at end of period: (6)
Greater Los Angeles			4,026	3,956
Orange County			N/A	272
San Diego County			2,048	2,046
San Francisco Bay Area			5,600	5,161
Greater Seattle			1,802	1,798
Total			13,476	13,233
________________________

(1)
Effective January 1, 2019, the company adopted ASC 842 “Leases.” Please refer to our consolidated statements of operations for a description of the changes made to our consolidated financial statements. In accordance with the adoption of the new standard, previously reported periods are not restated for the impact of the standard.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2018 include the office properties that were sold subsequent to December 31, 2018.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2019	December 31, 2018
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,466,166	$1,160,138
Buildings and improvements	5,866,477	5,207,984
Undeveloped land and construction in progress	2,296,130	2,058,510
Total real estate assets held for investment	9,628,773	8,426,632
Accumulated depreciation and amortization	(1,561,361)	(1,391,368)
Total real estate assets held for investment, net	8,067,412	7,035,264

Real estate assets and other assets held for sale, net	—	—
Cash and cash equivalents	60,044	51,604
Restricted cash	16,300	119,430
Marketable securities	27,098	21,779
Current receivables, net	26,489	20,176
Deferred rent receivables, net	337,937	267,007
Deferred leasing costs and acquisition-related intangible assets, net	212,805	197,574
Right of use ground lease assets (1)	96,348	—
Prepaid expenses and other assets, net	55,661	52,873
TOTAL ASSETS	$8,900,094	$7,765,707

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$258,593	$335,531
Unsecured debt, net	3,049,185	2,552,070
Unsecured line of credit	245,000	45,000
Accounts payable, accrued expenses and other liabilities	418,848	374,415
Ground lease liabilities (1)	98,400	—
Accrued dividends and distributions	53,219	47,559
Deferred revenue and acquisition-related intangible liabilities, net	139,488	149,646
Rents received in advance and tenant security deposits	66,503	60,225
Liabilities and deferred revenue of real estate assets held for sale	—	—
Total liabilities	4,329,236	3,564,446

EQUITY:
Stockholders’ Equity
Common stock	1,060	1,007
Additional paid-in capital	4,350,917	3,976,953
Distributions in excess of earnings	(58,467)	(48,053)
Total stockholders’ equity	4,293,510	3,929,907
Noncontrolling Interests
Common units of the Operating Partnership	81,917	78,991
Noncontrolling interests in consolidated property partnerships	195,431	192,363
Total noncontrolling interests	277,348	271,354
Total equity	4,570,858	4,201,261
TOTAL LIABILITIES AND EQUITY	$8,900,094	$7,765,707
________________________

(1)
Effective January 1, 2019, the company adopted ASC 842 “Leases,” which requires right of use assets and liabilities for leases in which the company is the lessee to be presented on the company’s consolidated balance sheets.

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUES (1)
Rental income	$217,140	$166,957	$826,472	$656,631
Tenant reimbursements	—	20,511	—	80,982
Other property income	3,095	3,374	10,982	9,685
Total revenues	220,235	190,842	837,454	747,298

EXPENSES
Property expenses (1)	42,044	34,386	160,037	133,787
Real estate taxes (1)	21,534	18,399	78,097	70,820
Provision for bad debts (1)	—	(1,029)	—	5,685
Ground leases (1)	1,978	1,450	8,113	6,176
General and administrative expenses	22,365	33,872	88,139	90,471
Leasing costs (1)	2,016	—	7,615	—
Depreciation and amortization	69,513	64,860	273,130	254,281
Total expenses	159,450	151,938	615,131	561,220

OTHER INCOME (EXPENSES)
Interest income and other net investment gain (loss)	1,436	(1,706)	4,641	(559)
Interest expense	(13,932)	(12,436)	(48,537)	(49,721)
Loss on early extinguishment of debt	—	(12,623)	—	(12,623)
Gain on sales of land	—	11,825	—	11,825
Gains on sales of depreciable operating properties	29,633	142,926	36,802	142,926
Total other income (expenses)	17,137	127,986	(7,094)	91,848

NET INCOME	77,922	166,890	215,229	277,926

Net income attributable to noncontrolling common units of the Operating Partnership	(1,343)	(3,185)	(3,766)	(5,193)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,079)	(3,485)	(16,020)	(14,318)
Total income attributable to noncontrolling interests	(5,422)	(6,670)	(19,786)	(19,511)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$72,500	$160,220	$195,443	$258,415

Weighted average common shares outstanding – basic	106,013	100,747	103,201	99,972
Weighted average common shares outstanding – diluted	106,748	101,380	103,849	100,482

Net income available to common stockholders per share – basic	$0.68	$1.59	$1.87	$2.56
Net income available to common stockholders per share – diluted	$0.67	$1.58	$1.86	$2.55
________________________

(1)
Effective January 1, 2019, the company adopted ASC 842 “Leases,” which required the following changes for all periods beginning and subsequent to January 1, 2019. In accordance with the adoption of the new standard under the modified retrospective method, previously reported periods are not restated for the impact of the standard.

- All lease related revenue required to be reported as a single component within rental income. For the year ended December 31, 2019, rental income includes $33.1 million of tenant reimbursements and $0.4 million of gross lease termination fees. For the year ended December 31, 2019, rental income includes $115.6 million of tenant reimbursements and $10.9 million of gross lease termination fees.
- Rental income to be presented net of provision for bad debts. For the three months and year ended December 31, 2019, rental income includes a provision for bad debts of $0.3 million and a recovery of provision for bad debts of $2.9 million, respectively.
- All property expenses paid directly by the company and reimbursed by the tenant to be presented on a gross basis. For the three months and year ended December 31, 2019, rental income and property expenses both include $3.8 million and $13.9 million, respectively, of additional tenant reimbursements and the related property expenses, which were previously shown net in property expenses in prior periods. This change has no impact to net income, Net Operating Income or Funds From Operations.
- Non-tenant parking income to be presented in other property income instead of rental income since recognized under ASC 606 “Revenue from Contracts with Customers” and outside the scope of ASC 842 “Leases.”
- Real estate taxes for properties where the company is a lessee under ground leases to be presented in ground leases instead of real estate taxes. For the three months and year ended December 31, 2019, ground leases includes $0.5 million and $1.9 million, respectively, of property taxes for properties where the Company is a lessee.
- Indirect leasing costs to be expensed as incurred and reported in leasing costs.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income available to common stockholders	$72,500	$160,220	$195,443	$258,415
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,343	3,185	3,766	5,193
Net income attributable to noncontrolling interests in consolidated property partnerships	4,079	3,485	16,020	14,318
Depreciation and amortization of real estate assets	68,078	63,640	268,045	249,882
Gains on sales of depreciable real estate	(29,633)	(142,926)	(36,802)	(142,926)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,849)	(6,274)	(27,994)	(24,391)
Funds From Operations(1)(2)(3)	$109,518	$81,330	$418,478	$360,491

Weighted average common shares/units outstanding – basic (4)	109,138	103,892	106,342	103,167
Weighted average common shares/units outstanding – diluted (5)	109,872	104,524	106,991	103,677

Funds From Operations per common share/unit – basic (2)	$1.00	$0.78	$3.94	$3.49
Funds From Operations per common share/unit – diluted (2)	$1.00	$0.78	$3.91	$3.48
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.2 million and $4.7 million for the three months ended December 31, 2019 and 2018, respectively, and $19.2 million and $18.4 million for the twelve months ended December 31, 2019 and 2018, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.